EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-143517) of Spire Corporation of our report dated June 28, 2010 relating to the financial statements of Spire Corporation 401(k) Profit Sharing Plan, which appears in this Form 11-K.

/s/ Siegrist and Cree, CPA, PC

SIEGRIST AND CREE, CPA, PC

Wellesley Hills, Massachusetts
June 28, 2010